UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2022

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On December 12, 2022 (the “Effective Date”), Rubius Therapeutics, Inc. (the “Company”) entered into an Agreement for Termination of Lease with ARE-MA Region No. 58, LLC (“Landlord”) for certain premises (the “Premises”) located at 399 Binney Street, Cambridge, Massachusetts 02139 (the “Lease Termination Agreement”). The Lease Termination Agreement provides that the Lease Agreement, dated as of January 18, 2018, by and between the Company and Landlord (as amended, the “Lease”) will terminate on January 31, 2023 (the “Lease Termination Date”).

As consideration for Landlord’s agreement to enter into the Lease Termination Agreement and accelerate the expiration date of the term of the Lease, the Company has agreed to: (a) pay to Landlord a lease termination payment of approximately $6,973,308, consisting of (i) Landlord’s right to draw the full amount of a letter of credit that it currently holds under the Lease, in the amount of $1,573,308, (ii) an initial payment of $4,300,000 due within three (3) business days following the Effective Date, provided that Company has the right to deduct from such initial payment $910,060.68, which constitutes rent previously paid by Company to Landlord for the month of December 2022, and (iii) a subsequent payment of $1,100,000 due on or before the Lease Termination Date, and (b) convey ownership to Landlord of certain items of personal property, furniture, fixtures and equipment located within the Premises. As set forth therein, the Lease Termination Agreement also provides for certain contingent payments payable by Landlord to the Company in the event that Landlord enters into a new lease agreement for the Premises with a third party or parties (any such third party, a “New Tenant”) pursuant to which the New Tenant actually commences paying rent during the period from February 1, 2023 through July 5, 2023. The Company will have no further rent obligations to Landlord pursuant to the Lease following the Effective Date.

The foregoing description of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement for Termination of Lease, dated December 12, 2022, by and between Rubius Therapeutics, Inc. and ARE-MA Region No. 58, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2022	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Dannielle Appelhans
Dannielle Appelhans
Chief Executive Officer